Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-106621 on Form S-8 of the BancTrust Financial Group, Inc. Employee Savings & Profit Sharing Plan of our report dated June 13, 2006, appearing in this Annual Report on
Form 11-K of the BancTrust Financial Group, Inc. Employee Savings & Profit Sharing Plan for the year ended December 31, 2005.

/s/ Mauldin & Jenkins, LLC

Birmingham, Alabama

June 27, 2006